SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  July 23, 1996


                            Long Island Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                      0-23526                11-3198508
(State or Other Jurisdiction       (Commission File       (I.R.S. Employer
 of Incorporation)                Number)                Identification No.)


201 Old Country Road
Melville, New York                                            11747-2724
(Address of Principal                                         (Zip Code)
 Executive Offices)


Registrant's telephone number, including area code (516) 547-2000


                                 Not Applicable

          (Former Name of Former Address, if Changed Since Last Report)

                     This document contains exactly 3 pages.

Item 1.           Changes in Control Registrant
                           Not Applicable

Item 2.           Acquisition or Disposition of Assets
                           Not Applicable

Item 3.           Bankruptcy or Receivership
                           Not Applicable

Item 4.           Changes in Registrant's Certifying Accountant
                           Not Applicable

Item 5.           Other Events
                           Press Release of Long Island Bancorp, Inc.
                              dated July 23, 1996

Item 6.           Resignations of Registrant's Directors
                           Not Applicable

Item 7.           Financial Statements and Exhibits
                           (a)  Not Applicable

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            LONG ISLAND BANCORP, INC.


                                          By: /s/      Mark Fuster
                                             ------------------------
                                        Name:          Mark Fuster
                                       Title:        Chief Financial Officer
                                                     (principal financial and
                                                     accounting officer)


Date:    July 23, 1996

LONG ISLAND
BANCORP, INC.                NEWS RELEASE
201 Old Country Road
Melville, New York  11747
                                    Contact:

                                             Mary M. Feder
                                             Vice President, Investor Relations
                                             516-547-2607

LONG ISLAND BANCORP, INC. REPORTS THIRD QUARTER EARNINGS

         Melville,  New York, July 23, 1996 - Long Island Bancorp, Inc. (NASDAQ:
LISB), the holding company for The Long Island Savings Bank, FSB today reported net income for the third quarter ended June 30, 1996 of $11.3 million and earnings per share of $0.47 compared with $11.0 million and $0.45 per share in the third quarter of 1995. For the nine months ended June 30, 1996 net income and earnings per share amounted to $34.2 million and $1.40, respectively, compared with $31.6 million and $1.29 per share, respectively in the nine months ended June 30, 1995.

         Commenting on the financial performance this quarter, John J. Conefry, Jr., Chairman of the Board and Chief Executive Officer stated, "We have continued to maintain a consistent level of earnings in a narrowing interest margin environment. We are pleased with the continued solid performance of loan originations in the first nine months of our fiscal year and with the acquisition of additional mortgage origination offices in Pennsylvania and North Carolina and we continue to experience positive growth in our core consumer banking business."

EARNINGS SUMMARY FOR THE QUARTER ENDED JUNE 30, 1996

         The Company's net interest income increased by $0.4 million to $39.1 million in the quarter ended June 30, 1996 compared with $38.7 million in the same quarter of 1995. The increase in net interest income is primarily attributable to the investment of additional borrowed funds at a positive interest rate spread which increased net interest income while creating downward pressure on the net interest margin. Average borrowed funds increased $206.6 million in 1996 compared with 1995. The net interest margin declined to 3.29% in the 1996 quarter from 3.46% in the 1995 quarter primarily as a result of the expanded borrowing levels and their associated costs.

         Total non-interest income increased by $2.8 million, or 33.4%, to $10.9 million for the quarter ended June 30, 1996 from $8.1 million for the same quarter in 1995. The principal components of the increase were improvements in net gains on sale activity of $1.8 million, net gain on investments in real estate and premises of $0.7 million and total fees and other income of $0.3 million. The $1.8 million increase in the net gains on sale activity reflects the execution of management's strategy of periodically taking profits in the Company's loan, investment and funding portfolios. As interest rates changed during the quarter, the Company recognized profits in the available-for-sale portfolios which resulted in increased liquidity and improved the Company's ability to take advantage of higher yielding investments as they become available. The increase of $0.7 million in net gain on investment in real estate and premises reflects the refund of real estate taxes stemming from tax certiorari proceedings and the disposition, at a slight profit, of two non-strategic properties. The increase of $0.3 million in fees and other income resulted principally from commissions generated from the activities of the Company's insurance and securities subsidiary coupled with increased loan fees and service charges stemming from the growth of the mortgage servicing portfolio.

         Total non-interest expense increased by $3.0 million, or 11.6%, to $29.2 million in the quarter ended June 30, 1996 from $26.2 million in the comparable 1995 quarter. The increase in non-interest expense is principally a result of increased expenditures of $1.0 million for advertising and promotion costs related to the Company's television campaign, greater compensation costs of $0.6 million reflecting the appreciation of the Company's common stock and greater depreciation and occupancy costs of $0.7 million resulting from the Company's recent expansion and technological investments.

         Income tax expense decreased by $0.2 million to $7.9 million in the quarter ended June 30, 1996 from $8.1 million in the comparable 1995 quarter. This decrease is primarily attributable to reductions in the deferred tax valuation reserve.

EARNINGS SUMMARY FOR THE NINE MONTHS ENDED JUNE 30, 1996

         Net interest income increased by $0.5 million to $115.7 million for the nine month period ended June 30, 1996 compared with $115.2 million in 1995. The investment of additional average borrowed funds of $188.4 million at a positive interest rate spread was the primary contributing factor. The utilization of this strategy and the downward shift in the yield curve from a year ago did, however, create downward pressure on the net interest margin which declined to 3.30% in the 1996 period from 3.50% in 1995.

         The provision for possible loan losses was reduced by $0.3 million to $4.7 million for the nine months ended June 30, 1996 from $5.0 million in 1995. This reduction reflects management's assessment of the level of non-performing loans, which at June 30, 1996 was $52.9 million compared with $55.1 million at June 30, 1995 and the improvement in the ratio of non-performing loans to total gross loans of 1.81% at June 30, 1996, down from 2.65% at June 30, 1995.

         Total non-interest income increased by $9.4 million, or 45.7%, to $30.0 million in the nine months ended June 30, 1996 from $20.6 million in 1995. The increase in total non-interest income was due to improvements in total fees and other income of $1.8 million, total net gains on sale activity of $4.7 million and net gain on investment in real estate and premises of $2.8 million.

         The increase in total fees and other income of $1.8 million reflects greater loan fees and service charges of $0.5 million from higher loan volume, greater loan servicing fees of $0.3 million from expanded loan servicing activities, increased income from insurance and securities commissions of $0.7 million primarily from improved market conditions coupled with the Company's expanded delivery channels and lastly, from greater miscellaneous income of $0.4 million from increased volume in secondary mortgage marketing activities.

         Net gains on sale activity increased by $4.7 million primarily due to the realization of profits in the available-for-sale portfolios which reflects management's investment strategy previously described. Further contributing to the $4.7 million increase was the 1995 write-down of $1.8 million stemming from the Company's investment in Nationar, a failed bank service institution.

          Net gain on investment in real estate and premises improved by $2.8 million primarily reflecting the disposition of five non-strategic investment properties coupled with the refund of real estate taxes previously mentioned.

         Total non-interest expense increased by $5.9 million, or 7.6%, to $82.0 million in 1996 as compared with $76.1 million in the comparable 1995 period. A portion of this change was due to an increase in compensation and benefits costs of $1.3 million reflecting the November 30, 1994 acquisitions of the operations of Entrust Financial Corporation and Developer's Mortgage Corporation as well as an increase in stock based compensation. The increase in stock based compensation was directly related to the improvement in the market price of the Company's common stock. Advertising expense increased $1.9 million principally as a result of a recently instituted television campaign to promote the mortgage and consumer banking businesses. The $1.7 million increase in office occupancy and equipment costs reflects the Company's major upgrade of its technological support to continue the expansion of the Company's mortgage operations and the modernization of consumer banking.

         Income tax expense increased by $1.8 million to $24.8 million in the nine months ended June 30,1996 from $23.0 million in 1995 primarily reflecting higher pre-tax income.

BALANCE SHEET SUMMARY

         Total assets at June 30, 1996 were $5.2 billion, an increase of $319.4 million from the amount reported at September 30, 1995. The growth in assets is principally attributable to an increase of $802.1 million in total loans receivable held for investment partially offset by a $560.4 million decrease in mortgage-backed securities. Loan volume for the nine months ended June 30, 1996 was $1.7 billion of which $305.5 million represents bulk purchases of loans.

         The increase in total liabilities primarily reflects an increase in borrowed funds of $267.2 million and an increase in deposits of $57.6 million.

         Stockholders' equity decreased by $4.5 million during the nine months ended June 30, 1996. The decrease reflects the declaration of $6.9 million in dividends, the net purchase of treasury stock in the amount of $32.6 million and a $4.6 million decline in unrealized gains on securities classified as available-for-sale which was partially offset by earnings of $34.2 million and $5.4 million related to the Company's stock benefit plans. At June 30, 1996, book value per share amounted to $21.03.

         Long Island Bancorp, Inc. is the holding company for The Long Island Savings Bank, FSB. The Long Island Savings Bank, FSB is a federally chartered FDIC-insured institution which serves its customers through 36 full service branch offices throughout Queens, Nassau and Suffolk counties. The Bank also operates mortgage loan offices across Long Island and in Connecticut, Delaware, Georgia, Maryland, New Jersey, North Carolina, Pennsylvania and Virginia, and maintains an Internet home page at the address: http: //www.lisb.com.






                           (Financial tables attached)



                            LONG ISLAND BANCORP, INC.
                                 AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                                                                JUNE 30,       SEPTEMBER 30,
                                                                                  1996              1995
                                                                             ---------------   ---------------

                              A S S E T S
Cash and cash equivalents (including interest-earning assets of
$26,459 and $10,850, respectively)                                           $       86,679    $       67,410

Investment in debt and equity securities, net:
      Held-to-maturity, net (estimated fair value of
         $0 and $55,871, respectively)                                                                 55,839
                                                                                      ---
      Available-for-sale                                                            283,326           233,408

Mortgage-backed securities, net:
      Held-to-maturity (estimated fair value of
         $23,326 and $1,339,014, respectively)                                       23,326         1,337,903

      Available-for-sale                                                          1,693,011           938,847

Stock in Federal Home Loan Bank of New York, at cost                                 40,754            35,132

Loans held for sale, net                                                             87,881            49,372

Loans receivable held for investment, net:
      Real estate loans, net                                                      2,683,028         1,900,204

      Commercial loans, net                                                           7,237             8,706

      Other loans, net                                                              140,727           120,189

                                                                             ---------------   ---------------
      Loans, net                                                                  2,830,992         2,029,099

      Less allowance for possible loan losses                                      (34,105)          (34,358)

                                                                             ---------------   ---------------
      Total loans receivable held for investment, net                             2,796,887         1,994,741

Office properties and equipment, net                                                 91,444            86,239

Accrued interest receivable, net                                                     32,564            31,752

Real estate owned, net                                                                7,511             8,893

Investment in real estate, net                                                        6,985            12,286

Prepaid expenses and other assets                                                    53,649            38,472

Mortgage servicing rights, net                                                       17,002            11,328

                                                                             ---------------   ---------------
Total assets                                                                 $    5,221,019    $    4,901,622

                                                                             ===============   ===============


   L I A B I L I T I E S  A N D  S T O C K H O L D E R S ' E Q U I T Y
Liabilities:
      Deposits, net                                                          $    3,631,157    $    3,573,529

      Official checks outstanding                                                    32,222            42,812

      Borrowed funds                                                                900,831           633,675

      Mortgagors' escrow liabilities                                                 44,574            71,400

      Accrued expenses and other liabilities                                         90,524            54,032

                                                                             ---------------   ---------------
Total liabilities                                                                 4,699,308         4,375,448

Stockholders' equity:
      Preferred stock ( $0.01 par value, 5,000,000 shares authorized;
         none issued)                                                                ---                ---
      Common stock ($0.01 par value, 45,000,000 shares authorized;
         26,816,464 shares issued, 24,805,349 and 26,076,486
         outstanding, respectively)                                                     268               268
      Additional paid-in capital                                                    302,126           298,518

      Unallocated Employee Stock Ownership Plan                                    (19,634)          (21,443)

      Unearned Management Recognition & Retention Plan                              (6,016)           (7,071)

      Unrealized gain on securities available-for-sale, net of tax                    2,341             6,947

      Retained income-partially restricted                                          290,410           264,105

      Treasury stock, at cost (2,011,115 and 739,978 shares,                       (47,784)          (15,150)
      respectively)

                                                                             ---------------   ---------------
Total stockholders'  equity                                                         521,711           526,174

                                                                             ---------------   ---------------
Total liabilities and stockholders' equity                                   $    5,221,019    $    4,901,622


                                                                             ===============   ===============




                            LONG ISLAND BANCORP, INC.
                                 AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 FOR THE THREE MONTHS ENDED    FOR THE NINE MONTHS ENDED
                                                                          JUNE 30,                     JUNE 30,
                                                                ----------------------------------------------------------
                                                                    1996           1995           1996           1995
                                                                ------------- -----------------------------  -------------

Interest income:
   Real estate loans                                            $     49,680  $     37,643    $    130,701   $    102,326

   Commercial loans                                                      163           400             553            868

   Other loans                                                         3,714         3,657          10,994         11,273

   Mortgage-backed securities                                         29,970        35,020         105,221        100,574

   Debt and equity securities                                          4,335         5,989          12,682         19,412

                                                                ------------- -------------   -------------  -------------
        Total interest income                                         87,862        82,709         260,151        234,453

                                                                ------------- -------------   -------------  -------------
Interest expense:
   Deposits                                                           38,427        36,558         116,785        100,973

   Borrowed funds                                                     10,296         7,491          27,697         18,309

                                                                ------------- -------------   -------------  -------------
        Total interest expense                                        48,723        44,049         144,482        119,282

                                                                ------------- -------------   -------------  -------------
        Net interest income                                           39,139        38,660         115,669        115,171

Provision for possible loan losses                                     1,600         1,500           4,700          4,970

                                                                ------------- -------------   -------------  -------------
        Net interest income after provision for possible              37,539        37,160         110,969        110,201
        loan losses
Non-interest income:
   Fees and Other income:
      Loan fees and service charges                                      837           635           2,273          1,746

      Loan servicing fees                                              3,058         3,303           9,215          8,884

      Income from insurance and securities commissions                   442           253           1,240            590

      Deposit service fees                                             1,463         1,449           4,419          4,471

                                                                ------------- -------------   -------------  -------------
        Total fee income                                               5,800         5,640          17,147         15,691

      Other income                                                       968           849           2,668          2,280

                                                                ------------- -------------   -------------  -------------
        Total Fees and Other income                                    6,768         6,489          19,815         17,971

   Net gains on sale activity:
      Net gains on loans and mortgage-backed securities                2,195           924           5,317          2,946

      Net gains (losses) on investment in debt and equity                169         (349)             428        (1,925)
      securities
                                                                ------------- -------------   -------------  -------------
        Total net gains on sale activity                               2,364           575           5,745          1,021

   Net gain on investment in real estate and                           1,735         1,081           4,394          1,562
   premises
                                                                ------------- -------------   -------------  -------------
        Total non-interest income                                     10,867         8,145          29,954         20,554


Non-interest expense:
   General and administrative expense:
      Compensation, payroll taxes and fringe benefits                 14,255        13,632          41,157         39,899

      Advertising                                                      1,836           801           4,267          2,378

      Office occupancy and equipment                                   5,223         4,558          14,952         13,297

      Federal insurance premiums                                       2,292         2,226           6,768          6,755

      Other general and administrative expense                         4,951         4,411          13,285         12,539

                                                                ------------- -------------   -------------  -------------
        Total general and administrative expense                      28,557        25,628          80,429         74,868

   Net loss on real estate owned                                         637           533           1,531          1,268

                                                                ------------- -------------   -------------  -------------
        Total non-interest expense                                    29,194        26,161          81,960         76,136

                                                                ------------- -------------   -------------  -------------
Income before income taxes                                            19,212        19,144          58,963         54,619

Provision for income taxes                                             7,918         8,134          24,786         23,029

                                                                ------------- -------------   -------------  -------------
Net income                                                      $     11,294  $     11,010          34,177         31,590

                                                                ============= =============     ===========    ===========


Primary earnings per common share (a)                           $       0.47  $       0.45    $       1.40   $       1.29

                                                                ============= =============   =============  =============

Fully diluted earnings per common share (a)                     $       0.47  $       0.45    $       1.40   $       1.29

                                                                ============= =============   =============  =============

 (a) For the three and nine months ended June 30, 1996, primary and fully diluted earnings per common share reflect the dilutive effect of stock options. For the three and nine months ended June 30, 1995, stock options were not materially dilutive.



                            LONG ISLAND BANCORP, INC.
                                 AND SUBSIDIARY
                              AVERAGE BALANCE SHEET
                                                          FOR THE THREE MONTHS ENDED JUNE 30,
                                  -------------------------------------------------------------------------------------

                                                    1996                                        1995
                                  -----------------------------------------   -----------------------------------------
                                                                AVERAGE                                       AVERAGE
                                     AVERAGE                    YIELD\           AVERAGE                      YIELD\
                                     BALANCE       INTEREST      COST            BALANCE        INTEREST       COST
                                  --------------  ------------  -----------   --------------- -------------  ----------
                                                                 (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
Interest-earning cash
    equivalents                   $      36,134   $       471      5.24 %     $       28,665  $        402      5.61 %

Debt and equity securities
    and FHLB-NY stock, net (1)          272,201         3,864      5.68              376,920         5,587      5.93

Mortgage-backed securities, net       1,766,240        29,970      6.79            2,125,002        35,020      6.59
(1)
Real estate loans, net (2)            2,558,200        49,680      7.77            1,824,390        37,643      8.25

Commercial and other loans, net         129,150         3,877     12.01              116,888         4,057     13.88
(2)
                                  --------------  ------------  --------      --------------- -------------  --------
Total interest-earning assets         4,761,925        87,862      7.38            4,471,865        82,709      7.40

Other non-interest-earning              269,453                                      229,151
assets
                                  --------------  ------------                --------------- -------------
Total assets                      $   5,031,378   $    87,862                 $    4,701,016  $     82,709

                                  ==============  ============                =============== =============

INTEREST-BEARING LIABILITIES:
Deposits, net                     $   3,664,799   $    38,427      4.22 %     $    3,558,235        36,558      4.12 %

Borrowed funds                          727,132        10,296      5.70              520,555         7,491      5.77

                                  --------------  ------------  --------      --------------- -------------  --------
Total interest-bearing                4,391,931        48,723      4.46            4,078,790        44,049      4.33
liabilities
Non-interest-bearing                    120,721                                      103,097
liabilities
                                  --------------                              ---------------
Total liabilities                     4,512,652                                    4,181,887

Total stockholders' equity              518,726                                      519,129

                                  --------------  ------------  --------      --------------- -------------  --------
Total liabilities and
stockholders' equity              $   5,031,378   $    48,723                 $    4,701,016  $     44,049

                                  ==============  ------------                =============== -------------
Net interest income/spread (3)                    $    39,139      2.92 %                     $     38,660      3.07 %

                                                  ============  ========                      =============  ========
Net interest margin as %
    of interest-earning assets                                     3.29 %                                       3.46 %
    (4)
                                                                ========                                     ========
Ratio of interest-earning
assets to interest-bearing                                       108.42 %                                    109.64 %
    liabilities

                                                                ========                                     ========

(1) Debt and equity and mortgage-backed securities are shown including the average market value appreciation of $7.6 million and $1.2 million for the three months ended June 30, 1996 and 1995, respectively.
(2) Net of unearned discounts, premiums, deferred loan fees, purchase accounting discounts and premiums and allowance for possible loan losses, and including non-performing loans and loans held for sale.
(3) Interest rate spread represents the difference between the average rate on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average interest-earning assets.



                            LONG ISLAND BANCORP, INC.
                                 AND SUBSIDIARY
                              AVERAGE BALANCE SHEET

                                                           FOR THE NINE MONTHS ENDED JUNE 30,
                                  -------------------------------------------------------------------------------------

                                                    1996                                        1995
                                  -----------------------------------------   -----------------------------------------
                                                                AVERAGE                                       AVERAGE
                                     AVERAGE                    YIELD\           AVERAGE                      YIELD\
                                     BALANCE       INTEREST      COST            BALANCE        INTEREST       COST
                                  --------------  ------------  -----------   --------------- -------------  ----------
                                                                  (DOLLARS IN THOUSANDS)

INTEREST-EARNING ASSETS:

Interest-earning cash
    equivalents                   $      32,938   $     1,330      5.39 %     $       52,531  $      2,117      5.37 %

Debt and equity securities
    and FHLB-NY stock, net (1)          270,104        11,352      5.60              406,920        17,295      5.67

Mortgage-backed securities, net       2,043,011       105,221      6.87            2,124,016       100,574      6.31
(1)
Real estate loans, net (2)            2,206,548       130,701      7.90            1,686,361       102,326      8.09

Commercial and other loans, net         122,142        11,547     12.61              120,131        12,141     13.48
(2)
                                  --------------  ------------  --------      --------------- -------------  --------
Total interest-earning assets         4,674,743       260,151      7.42            4,389,959       234,453      7.12

Other non-interest-earning              263,668                                      222,649
assets
                                  --------------  ------------                --------------- -------------
Total assets                      $   4,938,411   $   260,151                 $    4,612,608  $    234,453

                                  ==============  ============                =============== =============

INTEREST-BEARING LIABILITIES:
Deposits, net                     $   3,649,092   $   116,785      4.27 %     $    3,559,680       100,973      3.79 %

Borrowed funds                          644,324        27,697      5.74              455,934        18,309      5.37

                                  --------------  ------------  --------      --------------- -------------  --------
Total interest-bearing                4,293,416       144,482      4.50            4,015,614       119,282      3.97
liabilities
Non-interest-bearing liabilities        119,507                                       90,803
                                  --------------                              ---------------
Total liabilities                     4,412,923                                    4,106,417

Total stockholders' equity              525,488                                      506,191

                                  --------------  ------------  --------      --------------- -------------  --------
Total liabilities and
stockholders' equity              $   4,938,411   $   144,482                 $    4,612,608  $    119,282

                                  ==============  ------------                =============== -------------
Net interest income/spread (3)                    $   115,669      2.92 %                     $    115,171      3.15 %

                                                  ============  ========                      =============  ========
Net interest margin as %
    of interest-earning assets                                     3.30 %                                       3.50 %
    (4)
                                                                ========                                     ========
Ratio of interest-earning
assets to interest-bearing                                       108.88 %                                     109.32 %
    liabilities

                                                                ========                                     ========

(1) Debt and equity and mortgage-backed securities are shown including the average market value appreciation of $15.8 million and depreciation of $7.1 million for the nine months ended June 30, 1996 and 1995, respectively.
(2) Net of unearned discounts, premiums, deferred loan fees, purchase accounting discounts and premiums and allowance for possible loan losses, and including non-performing loans and loans held for sale.
(3) Interest rate spread represents the difference between the average rate on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average interest-earning assets.



                            LONG ISLAND BANCORP, INC.
                                 AND SUBSIDIARY
                              FINANCIAL HIGHLIGHTS

                                                            AT OR FOR THE                         AT OR FOR THE
                                                            THREE MONTHS                           NINE MONTHS
                                                           ENDED JUNE 30,                        ENDED JUNE 30,
                                                  ----------------------------------    ----------------------------------

                                                      1996                1995               1996                1995
                                                  --------------     ---------------    ---------------     ---------------

SELECTED FINANCIAL RATIOS: (A)
Return on average assets                                 0.90%              0.94%               0.92%              0.91%
Return on average stockholders' equity                   8.71               8.48                8.67               8.32
Average stockholders' equity to average assets          10.31              11.04               10.64              10.97
Stockholders' equity to total assets                     9.99              10.90                9.99              10.90
Interest rate spread during period                       2.92               3.07                2.92               3.15
Net interest margin                                      3.29               3.46                3.30               3.50
Operating expenses to average assets                     2.27               2.18                2.17               2.16
Efficiency ratio                                        62.21              56.76               59.36              56.23
Net interest income to operating expenses                1.37x               1.51x              1.44x               1.54x
Average interest-earning assets to average
interest-bearing                                       108.42             109.64              108.88             109.32
    liabilities

SELECTED DATA:
Primary earnings per share (b)                         $ 0.47              $0.45              $ 1.40              $1.29
Weighted average number of shares outstanding
for primary                                        23,979,330         24,516,712          24,356,153         24,462,599
    earnings per share computation
Fully diluted earnings per share (b)                    $0.47              $0.45               $1.40              $1.29
Weighted average number of shares outstanding
for fully                                          24,029,679         24,516,712          24,462,925         24,462,599
    diluted earnings per share computation
Book value per share                                   $21.03             $19.66              $21.03             $19.66
Number of shares outstanding for book value per
share                                              24,805,349         26,504,111          24,805,349         26,504,111
    computation
Cash dividends declared per share                       $0.10              $0.10               $0.30              $0.30
Dividend payout ratio                                   21.28%              22.22%             21.43%              23.26%

                                                                          AT JUNE 30,
                                                                  ----------------------------

                                                                     1996             1995
                                                                  ------------     -----------

ASSET QUALITY RATIOS:
Non-performing loans to total gross loans                              1.81%           2.65%
Non-performing assets to total assets                                  1.16            1.36
Allowance for possible loan losses to non-performing loans            64.50           63.87


REGULATORY CAPITAL AT JUNE 30, 1996 FOR THE LONG ISLAND SAVINGS BANK, FSB:

                                                       REGULATORY                REGULATORY                 EXCESS
                                                        CAPITAL                   CAPITAL                   CAPITAL
                                                       REQUIREMENT                 LEVEL                     LEVEL

                                                     AMOUNT  PERCENT        AMOUNT      PERCENT       AMOUNT      PERCENT

                                                                           (DOLLARS IN THOUSANDS)

Tangible capital                                   $ 77,487     1.50%          $421,464     8.16%         $343,977     6.66%
Core capital                                        154,973     3.00            421,464     8.16           266,491     5.16
Risk-based capital                                  211,791     8.00            454,569    17.17           242,778     9.17

(a) Ratios for the three and nine months ended June 30, 1996 and 1995 were calculated on an annualized basis.
(b) For the three and nine months ended June 30, 1996, primary and fully diluted earnings per common share reflect the dilutive effect of stock options. For the three and nine months ended June 30,1995, stock options were not materially dilutive.